EXHIBIT 99.1
FOR IMMEDIATE RELEASE
PETROHAWK REPORTS SECOND QUARTER 2005 RESULTS AND UPDATES GUIDANCE
HOUSTON, August 11, 2005 — Petrohawk Energy Corporation (“Petrohawk” or the “Company”) (NASDAQ: HAWK) today reported financial and operational results for the second quarter and six months ended June 30, 2005.
Second Quarter 2005
•	The Company reported discretionary cash flows and a net loss for the current quarter of $16.4 million and $2.3 million ($0.06 basic loss per share), respectively, compared to discretionary cash flow of $1.9 million and a net loss of $1.5 million ($0.16 basic loss per share), respectively, for comparable period of the prior year. Excluding the impact of the selected items, current quarter net income increased $3.5 million to $4.0 million compared to $0.5 million for the second quarter of the prior year. See the Selected Item Review and Reconciliation table for additional information.

•	Petrohawk produced 5.1 Bcfe in the second quarter for an average daily production rate of 56.5 Mmcfe, compared to 8.7 Mmcfe per day for the same period of 2004.

•	Petrohawk reported an unrealized non-cash mark-to-market charge on derivative contracts of $7.1 million and a realized charge on derivative contracts of $1.2 million, resulting in an overall expense related to derivative activity of $8.3 million.
Year-to-Date 2005
•	The Company reported discretionary cash flows and a net loss for the six months ended June 30, 2005 of $33.6 million and $16.7 million ($0.42 basic loss per share), respectively, compared to discretionary cash flow of $4.0 million and a net loss of $0.6 million ($0.08 basic loss per share) for the comparable period of 2004. Excluding the impact of the selected items, net income for the six months ended June 30, 2005 increased $6.3 million to $7.9 million compared to $1.6 million for the six months ended June 30, 2004. See the Selected Item Review and Reconciliation table for additional information.

•	Petrohawk produced 10.0 Bcfe in the six months ended June 30, 2005 for an average daily production rate of 55.0 Mmcfe, compared to 8.2 Mmcfe per day for the comparable period of 2004.

•	Petrohawk reported an unrealized non-cash mark-to-market charge on derivative contracts of $34.5 million and a realized charge on derivative contracts of $2.5 million, resulting in an overall expense related to derivative activity of $37.0 million.

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•	Petrohawk completed its merger with Mission Resources Corporation (“Mission”) on July 28, 2005. Total consideration consisted of approximately 19.565 million Petrohawk common shares and $137.7 million of cash. Petrohawk also assumed approximately $184 million of debt in the transaction.

•	A divestment of $56.5 million of non-operated assets of Mission in the Permian region, representing approximately 1,000 BOPD of daily production was closed prior to the Mission merger. The divestment had an effective date of May 1, 2005 and closed on July 1 2005. During the first seven months of 2005 Petrohawk sold certain royalty interest properties for $80 million and also made several additional smaller divestments of non-strategic assets.
“The first seven months of 2005 have been eventful for Petrohawk. We completed several transactions during the first half of the year which have doubled the size of the Company. We have also divested over $140 million of non-core assets (including divestments of Mission assets). These acquisitions and divestments are key steps in reaching our longer-term goals,” stated Floyd C. Wilson, CEO of the Petrohawk. “We will continue to search for new acquisition and drilling opportunities.”
Capital Expenditures
During the first six months of 2005, the Company spent or committed approximately $37 million. Approximately $60 million of capital expenditures are planned for the second half of 2005. This amount includes capital expenditures planned for properties previously owned by Mission.
Second Quarter 2005 Operational Activities
During the second quarter of 2005 Petrohawk participated in the drilling of 32 gross wells, 29 of which were successfully completed as producers or are in the process of being completed. Of these 29 wells, six were classified as proven; 23 were located on leases not classified as proven. At June 30, 2005, 14 gross wells were drilling, two of which are classified as proven.
During the second quarter of 2005, Mission participated in the drilling of 15 gross wells, all of which were completed as producers.
During July, 2005, combined net production from Petrohawk and Mission averaged 123 Mmcfe per day.
“As we continue to build our drilling program our activities are in full swing in South Louisiana and South Texas and we are preparing to kick off drilling programs in the Arkoma and East Texas basins where we control significant acreage blocks. Drilling results in the Gueydan Field in South Louisiana and the Lions Field in South Texas achieved in July 2005 have been very favorable and we believe will lead to additional drilling throughout the year,” said Wilson.

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Revised Guidance
Petrohawk also announced today its revised production and operating cost outlook for the second half of 2005, to incorporate the merger with Mission and several asset divestments that have occurred during 2005. The impact of operations from the Mission properties will be included in the Company’s financial results beginning August 1, 2005. The following table presents expected ranges for those items:

Estimated Daily Production (Daily Average)	3Q 2005(1)	4Q 2005	Full-Year 2005
Crude Oil (Mbbls)	5.0 — 5.5	6.5 — 7.0	4.25 — 4.75
Natural Gas (Mmcf)	70 — 77	91 — 98	60 — 67
Natural Gas Equivalent (Mmcfe)	100 — 110	130 — 140	80 — 85

Expenses ($ / Mcfe)	3Q 2005	4Q 2005	Full-Year 2005
Lease operating	.95 — 1.05	.85 — .95	.90 — 1.00
Workover	.12 — .15	.12 — .15	.12 — .15
Taxes other than income	.45 — .50	.45 — .50	.45 — .50
Gathering, transportation and other	.03 — .05	.03 — .05	.03 — .05
General and administrative	.55 — .65	.40 — .50	.50 — .60
Depreciation, depletion and amortization	2.25 — 2.35	2.25 — 2.35	2.25 — 2.35
Interest expense	.63 — .68	.60 — .65	0.63 — 0.68
Effective income tax rate (2)	38%, 100% deferred

(1) Results from Mission assets included in the operations of the Company effective August 1, 2005.

(2) Full-Year 2005 excludes non-cash interest expense of approximately $1.1 million and $2.4 million of prepaid interest in connection with the conversion of the Company’s $35 million subordinated note, converted June 30, 2005.
Conference Call Information
Petrohawk will hold a conference call to discuss second quarter and year to date 2005 results on Friday, August 12, 2005 at 9:00 a.m. Eastern Daylight Time. To participate, dial toll free 877.407.8031 or 201.689.8031 for international callers. The call will also be broadcast live over the Internet from the Company’s web site at www.petrohawk.com. A replay of the conference call will be available approximately two hours after the end of the call until August 19, 2005. To access the replay, dial toll free 1.877.660.6853 (201.612.7415 for international callers) and reference account number 286 and conference ID 164407.
Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploration and development of oil and gas, with properties concentrated in the South Texas, Mid-Continent, East Texas, Arkoma, Permian and Gulf Coast regions.
For more information please contact Shane M. Bayless, EVP — Chief Financial Officer and Treasurer at (832) 204-2727 or sbayless@petrohawk.com; or contact Joan Dunlap, Assistant Treasurer at (832) 204-2737 or jdunlap@petrohawk.com. For additional information about Petrohawk, please visit our website at www.petrohawk.com.

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Additional Information and Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995, and as defined by the Securities and Exchange Commission (“SEC”). Such statements include those regarding the Company’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forwarding looking statements. These include but are not limited to:
•	estimates of future production;

•	statements regarding business plans for drilling and exploration expenditures;

•	statements concerning oil and gas reserves to the extent they reflect estimates based on certain assumptions that the resources involved can be economically exploited;

•	statements that relate to the reliability of oil and gas estimates;

•	statements relating to future financial performance;

•	statements regarding commodity prices;

•	cash flow and income estimates;

•	planned capital expenditures; and

•	other matters that are discussed in the Company’s filings with the SEC.
Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; and health, safety and environmental risks); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect the Company’s operations or financial results are included in the Company’s other reports on file with the SEC. Forward-looking statements are based on the estimates and opinions of the Company’s management at the time the statements are made. The Company assumes no obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.
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Petrohawk Energy Corporation
Consolidated Statements of Operations
(In Thousands, Except per Share Amounts)

	Quarters Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
OPERATING REVENUES:
Oil and Gas Sales	$36,067	$4,893	$68,284	$8,847
Other	117	95	226	193

Total Operating Revenues	36,184	4,988	68,510	9,040

OPERATING EXPENSES:
Production expenses:
Lease Operating	5,100	812	9,624	1,488
Workovers and Other	818	92	1,239	173
Taxes Other Than Income	2,083	263	4,409	490
Gathering, Transportation and Other	213	—	546	5
General and Administrative:
General and Administrative	4,205	1,621	7,504	2,420
Stock-Based Compensation	644	2,003	2,223	2,027
Accretion Expense	195	23	384	46
Depletion, Depreciation and Amortization	11,499	1,189	22,124	2,260

Total Operating Expenses	24,757	6,003	48,053	8,909

INCOME (LOSS) FROM OPERATIONS	11,427	(1,015)	20,457	131
Net Loss on Derivative Contracts	(8,331)	—	(36,983)	—
Interest Expense and Other	(7,033)	(364)	(10,383)	(475)

Loss Before Income Taxes	(3,937)	(1,379)	(26,909)	(344)
Income Tax Benefit (Provision)	1,735	(14)	10,455	(37)

NET LOSS	(2,202)	(1,393)	(16,454)	(381)
Preferred Dividends	(110)	(111)	(219)	(222)

Net Loss Applicable to Common Shareholders	$(2,312)	$(1,504)	$(16,673)	$(603)

Basic Loss per Share	$(0.06)	$(0.16)	$(0.42)	$(0.08)
Diluted Loss per Share	$(0.06)	$(0.16)	$(0.42)	$(0.08)
Weighted Average Shares Outstanding:
Basic	40,146	9,212	40,063	7,713
Fully Diluted	40,146	9,212	40,063	7,713
Consolidated Balance Sheets
(In Thousands)

	June 30,	December 31,
	2005	2004
ASSETS
Current Assets	$35,179	$36,022
Oil and Gas Properties, net	499,607	484,333
Other Assets	8,694	13,844

TOTAL ASSETS	$543,480	$534,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$33,795	$27,166
Long-Term Debt	182,500	239,500
Other Noncurrent Liabilities	58,670	20,442
Stockholders’ Equity	268,515	247,091

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$543,480	$534,199

Petrohawk Energy Corporation
Consolidated Statements of Cash Flows
(In Thousands)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(2,202)	$(1,393)	$(16,454)	$(381)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, Depreciation and Amortization	11,499	1,189	22,124	2,260
Deferred Income Tax Benefit	(2,069)	—	(10,789)	—
Stock-Based Compensation	644	2,003	2,223	2,027
Accretion Expense	195	23	384	46
Net Unrealized Loss on Mark-to-Market Derivative Contracts	7,113	—	34,572	—
Other	1,245	34	1,515	32

Cash Flow from Operations Before
Changes in Working Capital	16,425	1,856	33,575	3,984
Changes in Working Capital	(3,062)	(1,044)	(910)	(1,213)

Net Cash Provided by Operating Activities	13,363	812	32,665	2,771

CASH FLOWS FROM INVESTING ACTIVITIES
Oil and Gas Property Expenditures	(19,142)	(2,463)	(36,839)	(4,170)
Acquisition of Proton, net of cash acquired of $870	—	—	(52,625)	—
Proceeds From Sale of Oil and Gas Properties	925	550	79,394	733
Gas Gathering and Equipment Expenditures	(519)	(153)	(978)	(159)

Net Cash Used in Investing Activities	(18,736)	(2,066)	(11,048)	(3,596)

CASH FLOWS FROM FINANCING ACTIVITIES (1):
Proceeds From Exercise of Stock Options	4	—	822	—
Repayments of Notes Payable	—	(13,285)	—	(13,285)
Proceeds From Issuance of Common Stock and Warrants	—	25,000	—	25,000
Proceeds from Issuance of Subordinated Convertible Note Payable	—	35,000	—	35,000
Debt Issue Costs Related to PHAWK, LLC Transaction	—	(1,304)	—	(1,304)
Equity Offering Costs Related to PHAWK, LLC Transaction	—	(683)	—	(683)
Proceeds From Borrowings Under Credit Facility	5,000	—	68,000	—
Repayment of Borrowings Under Credit Facility	—	—	(90,000)	—
Dividends Paid	(111)	(111)	(220)	(224)
Other	—	66	—	—

Net Cash (Used In) Provided By Financing Activities	4,893	44,683	(21,398)	44,504

NET INCREASE IN CASH AND CASH EQUIVALENTS	$(480)	$43,429	$219	$43,679

(1)	During the three months ended June 30, 2005 the Company converted the $35 million subordinated convertible note payable into 8.75 million shares of common stock.

Petrohawk Energy Corporation
Selected Operating Data
(In Thousands, Except per Share Amounts)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Gas Production (Mmcf)	3,549	577	6,986	1,058
Oil Production (Mbbls)	265	36	496	70
Gas Equivalents (Mmcfe)	5,140	795	9,962	1,478
Average Daily Production (Mmcfe)	56.5	8.7	55.0	8.2

Average Gas Price Per Mcf	$6.47	$5.88	$6.36	$6.03
Average Oil Price Per Barrel	49.45	35.22	48.13	35.22
Average Equivalent Sales Price	7.02	6.16	6.85	5.99

Discretionary Cash Flow — M$ (1)	16,425	1,856	33,575	3,984
Discretionary Cash Flow — Per Share (Diluted)	0.41	0.20	0.84	0.52

Average Cost per Mcfe:
Lease Operating	$0.99	$1.02	$0.97	$1.01
Taxes Other Than Income	0.41	0.33	0.44	0.33
General and Administrative	0.82	2.04	0.75	1.64
Depletion	2.21	1.44	2.20	1.47

(1) Represents cash flow from operations before changes in working capital. See the Consolidated Statements of Cash Flows for a reconciliation from this non-GAAP financial measure to the most comparable GAAP financial measure.
Selected Item Review and Reconciliation
(In Thousands)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Unrealized Loss on Derivatives (1)
Natural Gas	$2,950	$—	$16,432	$—
Crude Oil	4,203	—	18,073	—

Mark-to-Market Impact	7,153	—	34,505	—
Stock Based Compensation	644	2,003	2,223	2,027
Interest Payment (2)	2,411	—	2,411	—
Expense of Deferred Financing Costs (3)	1,061	—	1,061	—

Total Selected Items, Before Tax	11,269	2,003	40,200	2,027

Income Tax Effect of Selected Items	(4,966)	20	(15,619)	218

Selected Items, Net of Tax	6,303	2,023	24,581	2,245
Net Loss Applicable to Common
Sharehoders, As Reported	(2,312)	(1,504)	(16,673)	(603)
Net Income Available to Common

Shareholders, Excluding Selected Items	$3,991	$519	$7,908	$1,642

(1) Represents the unrealized loss associated with the mark-to-market valuation of outstanding derivative positions at June 30, 2005.

(2) Represents the interest that would have been payable on the $35 million subordinated convertible note payable had the note been held until May 25, 2006, discounted at 10%.

(3) Represents a non-cash charge related to the conversion of the $35 million subordinated convertible note payable into 8.75 million shares of common stock.